EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

NAME	JURISDICTION OF INCORPORATION
3301 Hillview Holdings Inc.	Delaware
DataSynapse (Beijing) ITCL	China
DataSynapse Hispania SL	Spain
DataSynapse SARL	France
DataSynapse UK Ltd.	United Kingdom
Foresight Corporation	Delaware
Kabira Technologies Canada Inc.	Canada
Kabira Technologies Japan K.K.	Japan
Kabira Technologies (UK) Limited	United Kingdom
Loyalty Lab, Inc.	Delaware
Netrics.com, Inc.	Delaware
Proginet Corporation	Delaware
Spotfire AB	Sweden
Staffware Business Process Management India Private Limited	India
TIBCO Accelerator Inc.	Delaware
TIBCO BPM	United Kingdom
TIBCO BPM Australia Pty Ltd.	Australia
TIBCO BPM Holdings Limited	United Kingdom
TIBCO BPM India Private Ltd.	India
TIBCO DataSynapse, Inc.	Delaware
TIBCO International Holdings B.V.	Netherlands
TIBCO Kabira, Inc.	Delaware
TIBCO Kabira France SARL	France
TIBCO OpenSpirit Inc.	Delaware
TIBCO Software AB	Sweden
TIBCO Software AS	Norway
TIBCO Software Australia Pty Ltd.	Australia
TIBCO Software B.V. Holland	Netherlands
TIBCO Software Brasil LTDA	Brazil
TIBCO Software Canada Inc.	Canada
TIBCO Software Cayman Holdings Ltd.	Cayman Islands
TIBCO Software Cyprus Limited	Cyprus
TIBCO Software Federal Inc.	Delaware
TIBCO Software France SARL	France
TIBCO Software FZ-LLC	United Arab Emirates
TIBCO Software GmbH	Germany
TIBCO Software Holdings LLC	Delaware
TIBCO Software Holdings Ltd.	United Kingdom
TIBCO Software Hong Kong Limited	Hong Kong
TIBCO Software India Private Limited	India
TIBCO Software (Ireland) Limited	Ireland
TIBCO Software International Inc.	Delaware
TIBCO Software Japan Inc.	Japan
TIBCO Software Korea Ltd.	South Korea
TIBCO Software Limited	United Kingdom
TIBCO Software LLC	Russia
TIBCO Software N.V.	Belgium
TIBCO Software Portugal	Portugal
TIBCO Software SA de CV	Mexico
TIBCO Software (Schweiz) AG	Switzerland
TIBCO Software SL	Spain
TIBCO Software Srl	Italy

TIBCO Software Singapore Pte Ltd.	Singapore
TIBCO Software Taiwan Limited	Taiwan
TIBCO Sweden Holdings AB	Sweden
TIBCO Talarian Inc.	Delaware
TIBCO Software (South Africa) (pty) Ltd	South Africa
TS Innovations (Pty) Ltd*	South Africa
TSI C.V.	Netherlands
Venice Acquisition Corp.	Delaware

*	74.9% owned by Registrant